Exhibit 10(viii)

Oiltek, Inc.
7808 Creekridge Circle, Suite 105
Minneapolis, Minnesota 55439

January 30, 2009

Avalon Oil & Gas, Inc.
7808 Creekridge Circle
Suite 105
Minneapolis, MN 55439

Re:           Promissory Notes

Gentlemen:

Reference is made to the following convertible promissory notes (the “Notes”) issued by Oiltek, Inc. (the “Debtor”) in favor of Avalon Oil & Gas, Inc. (the “Holder”):

Date:	Principal Amount:
December 26, 2007	$10,000
January 9, 2008	$5,000
January 18, 2008	$5,000
February 27, 2008	$5,000
March 11, 2008	$11,000

Each of the Notes states that the outstanding principal balance and all accrued interest may be converted into the Debtor’s Common Stock at $0.01 per share.  It is hereby agreed between the Debtor and the Holder that this was not intended by the parties, and that the Notes shall henceforth be deemed non-convertible.  The Holder acknowledges that it shall not have the right to convert the outstanding principal balance or accrued interest with respect to the Notes into the Debtor’s Common Stock.

The Debtor and the Holder further agree that the maturity date of each of the Notes shall be extended to July 1, 2009.

If this letter agreement accurately reflects our agreement, please sign where indicated below.

Oiltek, Inc.

By: /s/ Jill Allison_______________
       Jill Allison, President
Agreed to:

Avalon Oil & Gas, Inc.

By: /s/ Kent Rodriguez_____________
       Kent Rodriguez, President and CEO